Exhibit 10.03

Third Amendment to
Adaptec, Inc. Savings and Retirement Plan

        THIS THIRD AMENDMENT to the Adaptec, Inc. Savings and Retirement Plan, originally effective January 1, 1986 and most recently restated in its entirety January 1, 1997, as amended (the "Plan"), is adopted effective as of March 28, 2005:

        The Plan is hereby amended as follows:

1.     Section 8.4(b) is amended to add the following sentence:

        "Effective for distributions on or after March 28, 2005, if a Participant's vested Account balance at the time of distribution does not exceed $1,000, the Participant's Account balance shall be distributed in a single lump sum payment as soon as practicable after termination; such distribution may be made without the Participant's consent."

Except as modified by this Amendment, all the terms and provisions of the Plan, as previously amended, shall remain in full force and effect.

Executed this 1st day of February, 2005.

ADAPTEC, INC. SAVINGS AND RETIREMENT PLAN ADMINISTRATIVE COMMITTEE
By:	/s/ KERSTIN AIELLO
Title:	Benefits Manager